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                      [MILLER AND LENTS, LTD. LETTERHEAD]


                                 March 29, 2001


Cal Dive International, Inc.
400 North Sam Houston Parkway East
Suite 400
Houston, TX 77060


          Re:  Cal Dive International, Inc.
               Securities and Exchange Commission 2000 Form 10-K
               Consent Letter

Gentlemen:

     As you requested, enclosed in consent letter to be used in connection with the filing of Cal Dive International, Inc.'s Form 10-K. We provide this consent based on the Form 10-K we received via e-mail on March 29, 2001.

     On completion of the filing, we request that you send us one copy of the final version of the Form 10-K for our files.

     Please let us know, if we can be of further assistance.

                                   Very truly yours,

                                   MILLER AND LENTS, LTD.





                                   By /s/ GREGORY W. ARMES
                                     ------------------------------
                                      Gregory W. Armes
                                      President

GWA/hsd

Enclosure